Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  May 30, 2013

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2013, we held an Annual Meeting of Stockholders of Spine Pain Management, Inc. at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1) To elect five directors, including William F. Donovan, M.D., John Bergeron, Jerry Bratton, William A. Lawrence and Franklin A. Rose, M.D.;

(2) To ratify the appointment of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected and the appointment of Ham, Langston & Brezina, LLP was ratified. There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, April 22, 2013:	18,415,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	15,436,996

Item 1:	Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	8,206,664	24,277
John Bergeron	8,228,156	2,785
Jerry Bratton	8,227,756	3,185
William A. Lawrence	8,227,756	3,185
Franklin A. Rose, M.D.	8,228,656	2,285

Additionally, there was a total of 7,206,055 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013

Votes for:	15,397,051
Votes against:	18,007
Votes abstained:	21,938

There were no other matters presented for action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: June 5, 2013	Chief Executive Officer